EXHIBIT 8(m)
                               LETTER AGREEMENT

                      SSgA Intermediate Municipal Bond Fund

                               Custodian Contract

May 30, 2000


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

Pursuant to Paragraph 12 of the Custodian Contract between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, the SSgA Funds advise you that that it is creating a new series to be named SSgA Intermediate Municipal Bond Fund, (the "Fund"), and that the SSgA Funds desire State Street Bank and Trust Company to serve as custodian with respect to the Fund pursuant to the terms and conditions of the Custodian Contract. Custodian fees to be assessed for transactions on behalf of the Funds shall be as set forth in the Custodian Contract.

Please acknowledge your acceptance of acting as Custodian to the Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS


By: /s/ Lynn L. Anderson
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    Lynn L. Anderson
    President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By: /s/
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Its:
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